EXHIBIT 16



BDO.     BDO Seldman, LLP                    17th & Grant Building
         Accountants and Consultants         303 East Seventeenth Ave, Suite 600
                                             Denver, Colorado 80203
                                             Telephone: (303) 830-1120
                                             Fax: (303) 830-8130


  July 20, 2001

  Securities and Exchange Commission
  450 West Fifth Street, N.W.
  Washington, DC 20549


  Gentlemen:

  We have read item 4 of Waste Conversions Systems, Inc's Form 8-K/A dated July 20, 2001, and are in agreement with the statements contained in therein regarding our termination as auditors.


  Sincerely,

  /s/  BDO Seidman, LLP
  ---------------------
  BDO Seidman, LLP






            Cooperation, Collaboration, Concentration, Communication


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